UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2025

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On January 22, 2025, Blue Owl Credit Income Corp. (the “Company”) completed its offering of an additional $400 million aggregate principal amount of its 6.600% notes due 2029 (the “Notes”). The offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”), dated January 16, 2025, among the Company and Blue Owl Credit Advisors LLC, on the one hand, and SMBC Nikko Securities America, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), on the other hand. The Purchase Agreement provided for the Notes to be issued to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Company is relying upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
On January 22, 2025, the Company completed its offering of the Notes pursuant to the terms of the Purchase Agreement. The net proceeds from the sale of the Notes were approximately $402.7 million, after deducting the fees paid to the Initial Purchasers and estimated offering expenses of approximately $1.2 million, each payable by the Company. The Company intends to use the net proceeds to pay down a portion of its outstanding indebtedness under a senior secured revolving credit facility (the “Revolver”), which matures on October 18, 2029, and/or other secured financings. Amounts drawn under the Revolver bear interest at SOFR plus an applicable margin. As of September 30, 2024, the Company had $1.2 billion outstanding under the Revolver. Affiliates of certain initial purchasers are lenders under the Revolver. Accordingly, affiliates of certain of the initial purchasers may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Revolver.
The Notes were issued pursuant to an Indenture dated as of September 23, 2021 (the “Base Indenture”), between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a Eighth Supplemental Indenture, dated as of May 21, 2024 (the “Eighth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, pursuant to which the Company issued $500 million aggregate principal amount of the 6.600% notes due 2029 (the “existing 2029 Notes”) on May 21, 2024. The Notes will be treated as a single series with the existing 2029 Notes under the Indenture and will have the same terms as the existing 2029 Notes (except the issue date, the offering price and the initial interest payment date). The Notes have the same CUSIP numbers as, and are fully fungible with, the existing 2029 Notes (except that the Notes issued or transferred pursuant to Regulation S under the Securities Act will trade separately under a different CUSIP number until 40 days after the issue date of the Notes, but thereafter, any such holder may transfer its Notes issued pursuant to Regulation S into the same CUSIP number as the existing 2029 Notes issued pursuant to Regulation S), and rank equally with the existing 2029 Notes. The Notes will mature on September 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 6.600% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025.
The Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the Notes, including, without limitation, the existing 2029 Notes, of which $500.0 million was outstanding as of September 30, 2024, the Company’s 5.500% notes due 2025, of which $500.0 million was outstanding as of September 30, 2024,

3.125% notes due 2026 of which $350.0 million was outstanding as of September 30, 2024, 4.700% notes due 2027 of which $500.0 million was outstanding as of September 30, 2024, 7.750% notes due 2027, of which $600.0 million was outstanding as of September 30, 2024, 7.950% notes due 2028, of which $650.0 million was outstanding as of September 30, 2024, 7.750% notes due 2029, of which $550.0 million was outstanding as of September 30, 2024, 5.800% notes due 2030, of which $1.0 billion was outstanding as of September 30, 2024, and 6.650% notes due 2031, of which $750.0 million was outstanding as of September 30, 2024. The Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Revolver. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities, including, without limitation, borrowings under the Company’s special purpose vehicle asset credit facilities, of which approximately $3.2 billion was outstanding as of September 30, 2024, and the Company’s collateralized loan obligation transactions, of which approximately $2.1 billion was outstanding as of September 30, 2024.
The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), as modified by Section 61(a) of the 1940 Act, for the period of time during which the Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
A copy of the Base Indenture and Eighth Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively and are incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the foregoing.
Registration Rights Agreement
In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of January 22, 2025 (the “Registration Rights Agreement”), with SMBC Nikko Securities America, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than May 21, 2025. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, filed as an exhibit hereto and incorporated by reference herein.
Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits
(d) Exhibits

4.1
Indenture, dated as of September 23, 2021, by and between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 24, 2021).

4.2
Eighth Supplemental Indenture, dated as of May 21, 2024, relating to the 6.600% notes due 2029, by and between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on May 21, 2024).

4.3	Form of 6.600% notes due 2029 sold in reliance on Rule 144A of the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.4	Form of 6.600% notes due 2029 sold in reliance on Regulation S of the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.5
Registration Rights Agreement, dated as of January 22, 2025, by and among the Company and SMBC Nikko Securities America, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: January 22, 2025	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer